EXHIBIT 3(b)


                            AMENDED BUSINESS CERTIFICATE

              The undersigned hereby certify that a certificate of business under the assumed name

                          EMPIRE STATE BUILDING ASSOCIATES

         for the conduct of business at 60 East 42nd Street, New York, New York, was filed in the office of the County Clerk New York County, State of New York, on the 23rd day of August, 1961, under index number 6543/61; that the last amended certificate was filed on the 10th day of June 1996, in the office of said County Clerk under index number 6543/61.

              It is hereby further certified that this amended certificate is made for the purposes of more accurately setting forth the facts recited in the original certificate or the last amended certificate and to set forth the following changes in such facts.

         DONALD A. BETTEX, residing at 700 Park Avenue, New York, New York 10128 has been succeeded as a partner by JOHN L. LOEHR, residing at 286 Alpine Circle, River Vale, New Jersey 07675.

         The members of EMPIRE STATE BUILDING ASSOCIATES now consist of:
         Stanley Katzman, John L. Loehr, and Peter L. Malkin.

              IN WITNESS WHEREOF, the undersigned have as of the 30th day of June, 1996 made and signed this certificate.



         _____________________              __________________
         DONALD A. BETTEX                   STANLEY KATZMAN


         __________________
         JOHN L. LOEHR











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         State of New York )
                           : ss.:
         County of New York)

              On this 10th day of July, 1996, before me personally appeared DONALD A. BETTEX, JOHN L. LOEHR, and STANLEY KATZMAN, to me known and known to me to be the individuals described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

                                            __________________
                                            Judy Love
                                            Notary Public
                                            State of New York
                                            No. 41-4877662
                                            Qualified in Queens County
                                            Commission Expires 11/17/96







































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